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                                                                    EXHIBIT 99.1


                          EXTENDED SYSTEMS INCORPORATED
                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

                                  JUNE __, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
               BOARD OF DIRECTORS OF EXTENDED SYSTEMS INCORPORATED

The undersigned hereby appoints ____________ and _______________, or either of them, each with full power of substitution, to represent the undersigned at the special meeting of stockholders of Extended Systems Incorporated and at any adjournments of the special meeting, and to vote, as designated below, the number of shares the undersigned would be entitled to vote if personally present at the meeting. The special meeting will be held at [Time], Mountain time, on June _____, 2002 at [Location] at [Address], Boise, Idaho [Zip].

                             THE BOARD OF DIRECTORS
                   RECOMMENDS THAT YOU VOTE FOR PROPOSAL NO. 1

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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     1.   TO APPROVE THE ISSUANCE OF EXTENDED SYSTEMS INCORPORATED COMMON STOCK
PURSUANT TO AN AGREEMENT AND PLAN OF REORGANIZATION DATED AS OF MAY 28, 2002, IN WHICH A NEWLY-FORMED, WHOLLY-OWNED SUBSIDIARY OF EXTENDED SYSTEMS, VENUS ACQUISITION CORPORATION, A DELAWARE COMPANY, WILL MERGE WITH AND INTO VIAFONE, INC. IN CONNECTION WITH THE MERGER, EXTENDED SYSTEMS WILL ISSUE UP TO 3,000,000 SHARES OF COMMON STOCK IN EXCHANGE FOR ALL OF THE OUTSTANDING CAPITAL STOCK OF VIAFONE, AND VIAFONE WILL CONTINUE AS THE SURVIVING CORPORATION AND BECOME A WHOLLY-OWNED SUBSIDIARY OF EXTENDED SYSTEMS. AS A RESULT OF THE MERGER, VIAFONE STOCKHOLDERS WILL BECOME EXTENDED SYSTEMS STOCKHOLDERS.

     2.   [_] FOR                   [_] AGAINST              [_] ABSTAIN

     3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the special meeting or at any postponements or adjournment(s) of the special meeting.

Signature(s) __________________________________ Date: _______________, 2002

             __________________________________ Date: _______________, 2002

Please sign exactly as your name(s) appears on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries that execute the above proxy for a deceased stockholder should give their full title. Please date the proxy.

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